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                     [PRINCETON VIDEO IMAGE, INC.LETTERHEAD]

                                  July 23, 2001

Presencia en Medios, S.A. de C.V.
Palmas #735-206
Mexico, DF 11000
MEXICO
Attn: Mr. Eduardo Sitt

         Re: Reorganization Agreement dated as of December 28, 2000 by and among Presencia en Medios, S.A. de C.V., Eduardo Sitt, David Sitt, Roberto Sonabend, Presence in Media LLC, Virtual Advertisement LLC, PVI LA, LLC, Princeton Video Image, Inc. and Princeton Video Image Latin America, LLC, as amended by Amendment Agreement dated as of February 4, 2001 (collectively, the "Agreement")

Dear Mr. Sitt:

         This will confirm the understanding of the parties regarding the above referenced Agreement.

         Section 10.2 of the Agreement is hereby amended to read in its entirety as follows:

                  10.2 Cut-Off Date. By the Purchaser or the Seller upon five
                  (5) days' notice to the other if the Closing shall not have occurred on or before September 30, 2001 or such other date, if any, as the Seller and the Purchaser shall agree upon in writing;

         The authorized signatures below will confirm the amendment to Section
10.2 of the Agreement set forth above. Your attention to this matter is greatly appreciated.

                                      Sincerely,


                                      /s/ Dennis P. Wilkinson
                                      Dennis P. Wilkinson
                                      President and Chief Executive Officer

ACCEPTED AND AGREED TO:

Presencia en Medios, S.A. de C.V.:

By:    /s/ David Sitt
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Name:  David Sitt
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Title: Director General
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Date:  July 23, 2001
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Presence in Media LLC:

By:    /s/ David Sitt
       -----------------------------------
Name:  David Sitt
       -----------------------------------
Title:
       -----------------------------------
Date:  July 23, 2001
       -----------------------------------


Virtual Advertisement LLC:

By:    /s/ David Sitt
       -----------------------------------
Name:  David Sitt
       -----------------------------------
Title:
       -----------------------------------
Date:  July 23, 2001
       -----------------------------------


PVI LA, LLC:

By:    /s/ David Sitt
       -----------------------------------
Name:  David Sitt
       -----------------------------------
Title:
       -----------------------------------
Date:  July 23, 2001
       -----------------------------------


Princeton Video Image Latin America, LLC:

By:    /s/ Dennis P. Wilkinson
       -----------------------------------
Name:  Dennis P. Wilkinson
       -----------------------------------
Title: President - CEO
       -----------------------------------
Date:  July 25, 2001
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DESIGNATED PARTIES:


/s/ Eduardo Sitt
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Eduardo Sitt


/s/ David Sitt
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David Sitt


/s/ Roberto Sonabend
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Roberto Sonabend


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CONSENTED TO:

PVI Holding, LLC:

By:    /s/ Robert Lemle
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Name:  Robert Lemle
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Title: Vice Chairman
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Date:  July 24, 2001
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